  EXHIBIT 99.1

MMEX Resources Corp. Announces $3.0 Million Registered Direct Offering

FORT STOCKTON, TEXAS – July 16, 2021 – MMEX Resources Corp. (OTCPK: MMEX), a development-stage company focusing on planned hydrogen and ultra-low sulfur fuel projects with carbon capture, today announced that it has entered into a definitive agreement with a single institutional investor, for the purchase and sale of 3,750,000 shares of its common stock (or common stock equivalents in lieu thereof) and warrants to purchase up to 2,575,500 shares of its common stock, at an effective purchase price of $0.80 per share and associated warrant, in a registered direct offering. The closing of the offering is expected to occur on or about July 20, 2021, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The warrants have an exercise price of $0.80 per share, will be exercisable immediately upon issuance and will expire five years from the date of issuance.

The gross proceeds from this offering are expected to be $3.0 million, before deducting placement agent’s fees and other offering expenses. MMEX intends to use the net proceeds from the offering for general corporate and working capital purposes, including retirement of a portion of its outstanding indebtedness.

The securities described above are being offered by MMEX pursuant to a “shelf” registration statement on Form S-3 (File Number 333- 255559) previously filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2021 and declared effective by the SEC on May 14, 2021. The offering of the securities will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the securities being offered will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About MMEX Resources Corp.

MMEX Resources Corporation (MMEX) is a development stage company formed to engage in energy industry infrastructure projects. Leveraging its management and business relationships from the traditional energy sector, MMEX is currently engaged in developing planned projects to produce potentially hydrogen and ultra-low sulfur fuel products combined with CO2 capture. MMEX is also engaged in the development of solar power for distribution to its planned projects. For more information about MMEX, visit www.mmexresources.com.

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, which could cause our actual results to differ materially from those described in the forward looking statements. These risks include but are not limited to, risks associated with market conditions and the satisfaction of customary closing conditions related to the offering and uncertainties related to the Company’s expectations regarding the completion of the offering and use of proceeds as well as the Company’s ability to continue as a going concern, our lack of revenues, general business conditions, the requirement to obtain significant financing to pursue our business plan, the Company’s history of operating losses and other risks detailed from time to time in the Company’s SEC reports. In particular, readers should note MMEX undertakes no obligation to update forward-looking statements, except as required by law.

Media Inquiries

For MMEX Resources:

Kristen Quinn

Director, Public Relations

Paige PR

kristen@paigepr.com

MMEX Investor Inquiries

Please contact MMEX Resources Corp. directly at

Info@mmexresources.com

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